SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT dated as of May 6, 1999, between Interactive Flight Technologies, Inc., a Delaware corporation with principal executive offices located at 4041 North Central Avenue, Suite B 200, Phoenix, Arizona 85012 (the "Company"), and the undersigned ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Buyer desires to purchase from Company, and the Company desires to issue and sell to the Buyer, upon the terms and subject to the conditions of this Agreement, (i) Series A 8% Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations, Rights and Preferences attached hereto as Annex I (the "Certificate of Designations") and warrants (the "Warrants") to purchase Common Stock (as defined);

     WHEREAS, upon the terms and subject to the conditions set forth in the Certificate of Designations, the Preferred Stock is convertible into shares of the Company's Class A common stock, $.01 par value ("Common Stock"), or into the Company's Series B 8% Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"), having the rights, preferences and privileges set forth in the certificate of designations, rights and preferences attached hereto as Annex
II);

     WHEREAS, the Warrants, upon the terms and subject to the conditions in the Warrants (attached hereto as Annex III), will for a period of three (3) years be exercisable to purchase 87,500 shares of Common Stock;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     I. PURCHASE AND SALE OF PREFERRED SHARES

     A. Transaction. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to the Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), 3,000 shares of Preferred Stock, (the "Preferred Shares") and the Warrants.

     B. Purchase Price; Form of Payment. The purchase price for the Preferred Shares and the Warrants to be purchased by Buyer hereunder shall be (i) U.S. $1,030,000 and (ii) 1,500 shares of Series B Convertible Preferred Stock of The Network Connection, Inc., ("TNC") including any accrued interest and penalties thereon and any and all accrued and unpaid dividends thereon (collectively, the "Purchase Price"). Buyer shall pay the Purchase Price by wire transfer of immediately available funds to the Company. Simultaneously with the execution of this Agreement, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the number of Preferred Shares which the Buyer is purchasing and the Warrants, to the Buyer.

     C. Method of Payment. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to:

                  Bank One
                  P.O. Box 71
                  Phoenix, AZ  85001-0071
                  ABA #122100024
                  Account #13246042

     II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     Buyer represents and warrants to and covenants and agrees with the Company as follows:

     A. Buyer is purchasing the Preferred Shares, the Warrants, the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Common Stock issuable upon conversion of the Preferred Stock or Series B Preferred Shares (the "Conversion Shares" and, collectively with the Preferred Shares, the Warrants and the Warrant Shares, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof.

     B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

     C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

     D. Buyer acknowledges that in making its decision to purchase the Securities it has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Securities by the Company.

     E. Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Securities and have not confirmed, determined or passed on the adequacy or accuracy of any such documents or instruments.

     F. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     G. Neither Buyer nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement or the Certificate of Designations to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

     H. Buyer is a corporation organized and existing under the laws of the State of Israel with its principal place of business located at 62 King George Street, Apartment 4F, Jerusalem, Israel.

     I. Neither Buyer nor any of its officers or directors, is or has been subject to, or a respondent in, any legal action, proceeding, or investigation, which has resulted in, or which if still pending could result in, an injunction, cease and desist order, or stipulation to desist or refrain from any action or practice relating to the offering or sale of securities in any jurisdiction.

     J. Neither Buyer nor any of its officers or directors has ever been suspended from or expelled from membership in any securities or commodities exchange or association or had a securities or commodities exchange license or registration denied, suspended, or revoked.

     K. Buyer has received a notice of redemption from TNC dated December 14, 1998 attached hereto as Annex V relating to TNC's Series B Convertible Preferred Stock. Buyer has not received from TNC the redemption price required to be paid pursuant to such redemption notice nor has Buyer received any other or further written notice or communications regarding the redemption of the TNC Series B Convertible Preferred Stock. Since the date of issuance, Buyer has not received any dividends from TNC on account of TNC's Series B Convertible Preferred Stock.

     III. COMPANY'S REPRESENTATIONS

     The Company represents and warrants to Buyer that:

     A. Capitalization. 1. The authorized capital stock of the Company consists of 40,000,000 shares of Class A Common Stock, of which 5,317,900 shares are outstanding on the date hereof, 4,000,000 Shares of Class B Common Stock, of which 118,519 are outstanding on the date hereof, and 5,000,000 shares of preferred stock, $.01 per value, of which none are outstanding on the date hereof. All of the issued and outstanding shares of Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 2,969,181 shares of Common Stock. The Conversion Shares and Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of, or in lieu of accrued dividends on the Preferred Shares, or upon exercise of the Warrants will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock (including the Conversion Shares) that have been issued or granted to any person.

     2. Except as disclosed in the Company's Commission Filings, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

     B. Organization; Reporting Company Status. 1. The Company, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

     2. The Company has registered the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has timely filed with the Commission all reports and information required to be filed by it pursuant to all reporting obligations under Section 13(a) or 15(d), as applicable, of the Exchange Act for the 12-month period immediately preceding the date hereof. The Common Stock is listed and traded on the Nasdaq National Market ("Nasdaq") and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

     C. Authorized Shares. The Company has duly and validly authorized and reserved for issuance 1,100,000 shares of Common Stock for the conversion of 3,000 Preferred Shares and 3,000 shares of its Series B Preferred Stock and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Preferred Shares and Warrant Shares upon conversion of the Preferred Stock and exercise of the Warrants, respectively. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designations and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Preferred Stock and the exercise of the Warrants. The Company agrees, without cost or expense to the Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

     D. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to file and perform its obligations under the Certificate of Designations and to enter into this Agreement, the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Annex IV (the "Registration Rights Agreement") and the Warrants and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Securities). The execution, delivery and performance by the Company of this Agreement, the

Warrants and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation the filing of the Certificate of Designations, the issuance of the Preferred Shares and Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares), has been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement, the Warrants and the Registration Rights Agreement has been duly validly executed and delivered by the Company and the Certificate of Designations has been duly filed by the Company and each instrument constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     E. Non-contravention. The execution and delivery by the Company of this Agreement, the Warrants, the Registration Rights Agreement, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the Certificate of Incorporation or by-laws of the Company or its subsidiaries or (ii) any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets, except as to (ii) above such conflict, breach or default which would not have a Material Adverse Effect.

     F. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Preferred Stock or the Warrants (and the Conversion Shares and Warrant Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

     G. Commission Filings. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     H. Absence of Certain Changes. Since the Balance Sheet Date (as defined in
Section III(L)), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

     I. Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement, the Registration Rights Agreement, the Warrants or the Certificate of Designations.

     J. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse Effect.

     K. Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

     L. Financial Statements; No Undisclosed Liabilities. The Company has delivered to Buyer true and complete copies of its audited balance sheet as at October 31, 1998 and the related audited statements of operations and cash flows for the fiscal year ended October 31, 1998 including the related notes and schedules thereto as well as the same financial statements as of and for the three month period ended January 31, 1999 collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents, subject to the limitations set forth in the report of the Company's independent accountants, the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at October 31, 1998 is hereinafter referred to as the "Balance Sheet" and October 31, 1998 is hereinafter referred to as the "Balance Sheet Date". The Company does not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

     M. Compliance with Laws; Permits. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its respective business, except for those the absence of which would not have a Material Adverse Effect.

     N. Securities Law Matters. Based, in part, upon the representations and warranties of Buyer set forth in Section II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable United States state securities and "blue sky" laws. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Preferred Shares or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Preferred Shares (and the Conversion Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Preferred Shares (and the Conversion Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

     O. Internal Controls and Procedures. The Company maintains accurate books and records and internal accounting controls.

     P. No Misrepresentation. To the best of the Company's knowledge, no representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

     Q. Finders Fee. The Company hereby represents and warrants that there are no finder's or broker's fees for which the Buyer is liable in connection with the transactions contemplated by this Agreement.

     IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     A. Restrictive Legend. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (and any shares of Common Stock issued in conversion of the Preferred Shares or exercise of the Warrants) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares, the Warrant Shares and the Conversion Shares):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     B. Filings. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Buyer as required by all applicable Laws, and shall provide a copy thereof to the Buyer promptly after such filing.

     C. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall use its reasonable commercial efforts to file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     D. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities (excluding amounts paid by the Company for legal fees in connection with such sale) solely for general corporate and working capital purposes.

     E. Listing. Except to the extent the Company lists its Common Stock on The New York Stock Exchange, the Company shall use its reasonable commercial efforts to maintain its listing of the Common Stock on Nasdaq.

     F. Reserved Conversion Shares. The Company at all times from and after the date hereof shall have 1,100,000 shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion (pursuant to the Certificate of Designations), in full, of the 3,000 Preferred Shares and 3,000 shares of its Series B Preferred Shares and upon exercise of the Warrants. The Company shall irrevocably instruct its transfer agent to reserve such number of shares for issuance upon conversion of the Preferred Stock and exercise of the Warrants.

     G. The Company shall not repurchase any of its Common Stock at any time that such purchases will cause the amount of Common Stock issuable upon conversion of the Preferred Stock to be in excess of 20% of the amount of Common Stock outstanding at such time.

     H. The Company acknowledges that Buyer has informed the Company that TNC has failed to honor the redemption notice delivered in connection with TNC's Series B Convertible Preferred Stock or to pay any dividends on such preferred stock.

     V. TRANSFER AGENT INSTRUCTIONS.

     A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and that the Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V(A) shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

     B. The Company shall permit Buyer to exercise its right to convert the Preferred Shares by telecopying an executed and completed Notice of Conversion to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. Within fifteen (15) days after Buyer delivers the Notice of Conversion to the Company, Buyer shall deliver to the Company the Preferred Shares being converted. The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Preferred Shares (together with certificates evidencing any Preferred Shares not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within five (5) Business Days after the later of (i) receipt by the Company of the Notice of Conversion or (ii) receipt of the Preferred Shares being converted (the "Delivery Date").

     C. The Company shall permit Buyer to exercise its right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with its applicable terms of the Warrants. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrants is referred to herein as the "Warrant Delivery Date."

     D. The Company understands that a delay in the issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock or Series B Preferred Stock or exercise of the Warrants beyond the applicable Dividend

Payment Due Date (as defined in the Certificate of Designations), Delivery Date or Warrant Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock issuable in lieu of cash dividends on the Series B Preferred Shares, upon conversion of the Preferred Stock or Series B Preferred Stock or exercise of the Warrants in accordance with the following schedule (where "No. Business Days" is defined as the number of Business Days beyond ten (10) days from the Dividend Payment Due Date, the Delivery Date or the Warrant Delivery Date, as applicable):


                                          Compensation For Each
                                          10 Shares of Preferred
                                           Stock Not Converted
                                          Timely or 500 Shares of
                                         Common Stock Issuable In
                                        Lieu of Cash Dividends or
                                          Shares of Common Stock
                                        Issuable Upon Exercise of
                                           Each 1,500 Warrants
                  No. Business Days         Not Issued Timely
                  -----------------         -----------------
                            1                      $25
                            2                      $50
                            3                      $75
                            4                      $100
                            5                      $125
                            6                      $150
                            7                      $175
                            8                      $200
                            9                      $225
                           10                      $250
                 more than 10                      $250 + $100 for each
                                                   Business Day Late
                                                   beyond 10 days

The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer, and in addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within ten (10) Business Days after the relevant Dividend Payment Due Date, the Delivery Date or the Warrant Delivery Date, as applicable, Buyer shall be entitled to rescind the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery.

     VI. DELIVERY INSTRUCTIONS.

     The Securities shall be delivered by the Company to the Company pursuant to
Section I(B) hereof on a "delivery-against-payment basis".

     VII. CLOSING DATE.

     The date and time of the issuance and sale of the Securities (the "Closing Date") shall be May 10, 1999 or such other date mutually agreed upon in writing by the parties hereto. The issuance and sale of the Securities shall occur on the Closing Date.

     VIII. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

     The Buyer understands that the Company's obligation to sell the Securities on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

     A. Delivery by Buyer to the Company of the Purchase Price;

     B. Assignment by Buyer to the Company of all of its rights under the TNC Series B Convertible Preferred Stock, including without limitation the right of first refusal set forth in Paragraph 4G of that certain Securities Purchase Agreement among TNC and Buyer and the registration rights set forth in that certain Registration Rights Agreement among TNC and Buyer;

     C. The accuracy in all material respects on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date;

     D. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     IX. CONDITIONS TO BUYER'S OBLIGATIONS.

     The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

     A. Delivery by the Company to Buyer of evidence that the Certificates of Designations have been filed and are effective.

     B. Delivery by the Company to the Buyer of one or more certificates (I/N/O Buyer) evidencing the Securities to be purchased by Buyer pursuant to this Agreement;

     C. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

     D. Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, which shall include customary opinions.

     E. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the Nasdaq, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

     F. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and forseeably could have a Material Adverse Effect.

     G. The Company shall have delivered to reimbursement of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including the fees and disbursements of Buyer's legal counsel) in the aggregate amount of $50,000.

     H. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     I. Delivery of irrevocable instructions to the Company's transfer agent to reserve 1,100,000 shares of Common Stock for issuance upon conversion of the Preferred Stock and the Company's Series B Preferred Stock and exercise of the Warrants.

     X. TERMINATION.

     A. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

     B. Termination by the Company or Buyer. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on May 12, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section X(B)(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date or (ii) any court or public or governmental authority shall have issued an order, ruling, judgment or writ, or there shall be in effect any Law, restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

     C. Termination by Buyer. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement,
(ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably and forseeably likely to have a Material Adverse Effect or
(iv) any of the conditions provided in Section IX hereof become incapable of being satisfied.

     D. Termination by the Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement, (ii) there shall have been a breach by Buyer with respect to any representation or warranty made by it in this Agreement or (iii) any of the conditions provided in Section VIII hereof shall become incapable of being satisfied.

     XI. SURVIVAL; INDEMNIFICATION.

     A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one year. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     B. The Company hereby agrees to indemnify and hold harmless the Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

          2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

     C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement; or

          2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, at the reasonable cost and expense of the Indemnifying Party unless the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnifying Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

     XII. GOVERNING LAW: MISCELLANEOUS.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     XIII. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  (1)      if to the Company, to:

                           Interactive Flight Technologies, Inc.
                           4041 North Central Avenue
                           Suite B 200
                           Phoenix, Arizona  86012
                           Attention:  Irwin L. Gross

                  with a copy to:

                           Mesirov Gelman Jaffe Cramer & Jamieson LLP
                           1735 Market Street
                           Philadelphia, Pennsylvania  19103-7598
                           38th Floor
                           Attn:  Richard P. Jaffe

                  (2)      if to the Buyer, to

                           THE SHAAR FUND LTD.,
                           c/o SHAAR ADVISORY SERVICES LTD.
                           62 King George Street, Apartment 4F
                           Jerusalem,Israel
                           Attention:  Samuel Levinson

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  Gerald S. Backman, P.C.


The Company or the Buyer may change the foregoing address by notice given pursuant to this Section XIII.

     XIV. CONFIDENTIALITY. Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

     XV. ASSIGNMENT. This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer who furnishes to the Company the representations and warranties set forth in Section II hereof and otherwise agrees to be bound by the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                    INTERACTIVE FLIGHT TECHNOLOGIES INC.



                                    By: ___________________________
                                        Name:
                                        Title:


                                    THE SHAAR FUND LTD.

                                    By: ___________________________
                                        Name:
                                        Title:

                                       28